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                                                                    EXHIBIT 99.2
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    LEXREIT PROPERTIES GROUP
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    INDIVIDUAL PROPERTY FINANCIAL INFORMATION (UNAUDITED)
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    AS OF DECEMBER 31, 1996
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    NOTE: FINANCIAL INFORMATION PRESENTED DOES NOT REFLECT THE ELIMINATION OF
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           INTERCOMPANY PROFIT.                                      LAUNDRY,
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                                                                     VENDING
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                                           RENT    INTEREST SECURITY & OTHER
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    PROP #             NAME              REVENUE   REVENUE  DEPOSITS REVENUE VACANCIES  BAD DEBTS
=================================================================================================
           ADDITIONAL PROPERTIES
-----------======================---------------------------------------------------------------
     1039  LAUREL BAY                      392,210   4,189     2,284   9,307  (32,905)  (10,758)
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     1825  BRADFORD PL                     319,609     718     1,332   4,497  (12,198)     (441)
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     1887  RIVER GLEN I                    292,048   2,264     2,955   4,033  (23,142)   (2,030)
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     2462  FOREST GLEN                     340,395   1,934     7,272   5,486  (13,349)   (2,064)
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     2482  OAKWOOD VILLAGE                 313,215   1,485     3,271     677  (32,892)     (315)
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     3231  WALKER PL                       315,621     309       564   8,610  (26,425)   (4,181)
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     4111  FORSYTHIA CT II                 428,187   1,489     1,291   4,483  (23,928)   (1,252)
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     5903  BRUNSWICK II                    400,603   1,424     2,504    (237) (81,949)   (4,832)
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     5906  AMESBURY II                     360,892   2,235     1,372   1,246  (47,008)   (5,354)
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     5910  MARABOU MILLS II                321,981   5,960     2,862   5,234  (20,574)   (8,972)
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     5951  HARVEST GROVE II                284,292   1,365       224   1,282  (21,559)     (316)
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                                         3,769,052  23,372    25,931  44,618 (335,931)  (40,515)
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
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                                                                    EXHIBIT 99.2
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                                                                            CONTRACTUAL
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    NET      OPERATING  NET OPERATING                 MAJOR      CAPITAL    MORTGAGE
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  REVENUES    EXPENSES    INCOME       REPLACEMENT MAINTENANCE EXPENDITURES PRINCIPAL
======================================================================================
    364,327    193,530   170,797          15,125     10,724            0       924,211
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    313,517    147,684   165,833          10,319      9,221            0     1,181,417
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    276,127    104,038   172,089          11,456          0            0     1,106,752
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    339,674    149,312   190,362          17,985      4,322       12,000     1,136,177
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    285,441    164,764   120,677          19,817     10,760            0       757,708
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    294,497    155,851   138,646          18,243          0            0     1,198,295
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    410,270    160,526   249,744           7,235        733            0     2,414,099
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    317,512    157,636   159,877          17,348      4,753            0     1,341,640
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    313,382    143,037   170,345          20,751        340        4,660     1,331,775
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    306,491    128,633   177,858           5,446      3,190        2,233     1,030,710
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    265,288    121,055   144,233          11,661      2,910        1,433     1,124,610
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  3,486,527  1,626,065 1,860,461         155,387     46,952       20,326    13,547,394
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